Exhibit 99.1

LENSAR Reports First Quarter 2023 Results and Provides Business Update

Increased ALLY® Adaptive Cataract Treatment System installed base to 19 systems with a backlog of additional 13 systems as of May 12, 2023

U.S. procedure volumes increased 13% over first quarter 2022; Procedure volumes increased >20% year-over-year at sites that have upgraded from LENSAR Laser System (LLS) to ALLY

Significantly strengthened balance sheet through $20 million private placement

ORLANDO, Fla. (May 15, 2023) – LENSAR, Inc. (Nasdaq: LNSR) (“LENSAR” or “the Company”), a global medical technology company focused on advanced femtosecond laser surgical solutions for the treatment of cataracts, today announced financial results for the quarter ended March 31, 2023 and provided an update on key operational initiatives.

“I am thrilled with the growing momentum ALLY is experiencing. It has exceeded our expectations thus far, both in terms of systems and procedure volumes,” said Nick Curtis, President and CEO of LENSAR, Inc. “We recently concluded a highly successful ASCRS Annual Meeting, where we signed contracts with two new ALLY customers, received requests for contracts representing more than 35 additional systems, and completed a record number of demos with non-LENSAR customers. Additionally, we have begun signing multi-system deals with several facilities, ahead of schedule, and have a current backlog of 13 systems pending installation. We expected that this marketplace traction would happen 12 to 18 months post-launch, but have been pleasantly surprised by how quickly these orders have come to fruition. Based on the systems placed to year-to-date, pending installs and our projected sales pipeline, we believe that 2023 installs will exceed 30, well above the 20 systems per year that LENSAR has averaged from 2020 to 2022.”

He added, "On the procedure side, we are seeing a higher number of procedures being performed on ALLY Systems as compared to the LLS. On average, LLS users who transitioned to ALLY performed over 20% more procedures in Q1 2023 as compared to Q1 2022. Importantly, the total number of procedures performed on ALLY Systems has exceeded our internal expectations. We are confident that utilization will continue to increase, and alongside the growing ALLY installed base, we believe that LENSAR is positioned to further increase our market share, and drive growth in the broader FLACS market. To that end, according to the most recent Market Scope estimates, 15% of all U.S. FLACS procedures were performed on LENSAR systems in the first quarter of 2023, which represents an increase of 100 basis points over the second quarter of 2022, when we received FDA clearance of ALLY. We continue to believe strongly in ALLY’s potential to markedly change the cataract treatment landscape and remain committed to fully capturing the growth opportunities that we have identified as a result of ALLY. The proceeds from our recent $20 million private placement will provide us with the resources we believe are necessary to continue investing to maximize our market penetration with ALLY and to help optimally position us to benefit from its tremendous potential.”

First Quarter 2023 Financial Results

Total revenue for the quarter ended March 31, 2023 was $8.3 million, a decrease of $1.1 million, or 12%, compared to total revenue of $9.3 million for the quarter ended March 31, 2022. The decrease in the first quarter of 2023 was due to the elimination of procedures in South Korea as a result of the ongoing reimbursement issues with private payors. The region accounted for approximately 9,900 procedures and revenue of $1.5 million in the first quarter of 2022. Excluding the first quarter 2022 procedure revenue attributable to South Korea, revenue for the first quarter of 2023 would have increased 5% compared to the prior year first quarter. Procedure volume in the United States and Europe increased approximately 13% and 5%, respectively, when comparing the first quarter of 2023 to 2022. As of March 31, 2023, the Company’s had an installed base of 15 ALLY Systems.

For the quarters ended March 31, 2023 and 2022, approximately 92% and 89% of our revenue was attributable to recurring sources, respectively.

The following table provides information about procedure volume:

	Three Months Ended March 31,
	2023	2022
Worldwide Procedures	31,600	38,901

Selling, general and administrative expenses for the quarter ended March 31, 2023 were $6.8 million, an increase of $0.5 million, or 8%, compared to $6.3 million for the quarter ended March 31, 2022. The increase was primarily due to increased sales and marketing expenses related to the commercial launch of the ALLY system.

Research and development expenses were $1.7 million and $4.8 million for the quarters ended March 31, 2023 and 2022, respectively, a decrease of $3.1 million or 66%. This decrease was primarily due to significantly lower development costs associated with the ALLY System’s clearance by the U.S. Food and Drug Administration (FDA) in the second quarter of 2022. This decrease included approximately $2.4 million of inventory costs charged to research and development in the first quarter of 2022 that did not occur in the same period in 2023. Following the U.S. commercial clearance of the ALLY System in June 2022, all ALLY System inventory costs are being capitalized to inventory.

Net loss for the quarter ended March 31, 2023, was $4.3 million, or ($0.40) per share, compared to net loss of $6.7 million, or ($0.67) per share, for the quarter ended March 31, 2022. Included within operating expenses are stock-based compensation expenses recorded for the quarters ended March 31, 2023 and 2022 of $1.7 million and $1.6 million, respectively.

Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”) for the quarter ended March 31, 2023 was ($3.5) million, compared with ($5.8) million for the quarter ended March 31, 2022. Adjusted EBITDA, which we calculate by adding back stock-based compensation expense to EBITDA, was ($1.8) million for the quarter ended March 31, 2023 and ($4.2) million for the quarter ended March 31, 2022. EBITDA and Adjusted EBITDA are non-GAAP financial measures, and a reconciliation of these measures to net loss is set forth below in this press release.

As of March 31, 2023, the Company had cash and cash equivalents of $8.0 million as compared to $14.7 million at December 31, 2022. Cash utilized in the quarter ended March 31, 2023 was $6.7 million. Given the seasonal nature of the business, the Company generally experiences its largest cash consumption in the first quarter of each year. The cash used during the first quarter of 2023 was primarily associated with building inventory to meet the demand for ALLY Systems. On May 12, 2023, the Company completed a private placement generating gross proceeds of approximately $20 million, as described more fully in a Form 8-K filed today. The proceeds from this financing will be used both for working capital and sales and marketing expenses associated with the ongoing launch of ALLY.

Conference Call:

LENSAR management will host a conference call and live webcast to discuss the first quarter results and provide a business update today, May 15, 2023, at 8:30 a.m. ET.

To participate by telephone, please dial (888) 396-8049 (Domestic) or (416) 764-8646 (International). The conference ID number is 32566197. The live webcast can be accessed under “Events & Presentations” in the Investor Relations section of the company’s website at https://ir.lensar.com. Please log in approximately 5 to 10 minutes prior to the call to register and to download and install any necessary software. The call and webcast replay will be available until May 29, 2023.

About LENSAR

LENSAR is a commercial-stage medical device company focused on designing, developing, and marketing advanced systems for the treatment of cataracts and the management of visually significant astigmatism as an integral aspect of the cataract procedure. LENSAR has developed its next-generation ALLY® Adaptive Cataract Treatment System, the first platform to integrate proprietary imaging and software, with an extremely fast dual-pulse femtosecond laser in a compact, highly ergonomic system. ALLY is designed to transform cataract surgery by utilizing LENSAR’s advanced technologies with the ability to perform the entire procedure in an operating room or in-office surgical suite, delivering operational efficiencies and reduced overhead. ALLY includes LENSAR’s proprietary Streamline® software technology, designed to guide surgeons to achieve better outcomes.

Forward-looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements regarding the Company’s business strategies, commercialization and production of the ALLY® Adaptive Cataract Treatment System, including the level of interest among potential customers and new ALLY System installations, the ALLY System’s performance and market impact, customer satisfaction with the ALLY System, market trends related to cataract treatments, expected use of proceeds from the private placement and seasonality. In some cases, you can identify forward-looking statements by terms such as “aim,” “anticipate,” “approach,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “goal,” “intend,” “look,” “may,” “mission,” “plan,” “possible,” “potential,” “predict,” “project,” “pursue,” “should,” “target,” “will,” “would,” or the negative thereof and similar words and expressions.

Forward-looking statements are based on management’s current expectations, beliefs and assumptions and on information currently available to us. Such statements are subject to a number of known and unknown risks, uncertainties and assumptions, and actual results may differ materially from those expressed or implied in the forward-looking statements due to various important factors, including, but not limited to: our history of operating losses and ability to achieve or sustain profitability; our ability to develop, receive and maintain regulatory clearance or certification of and successfully commercialize the ALLY System and to maintain our LENSAR Laser System; the impact to our business, financial condition, results of operations and our suppliers and distributors as a result of the COVID-19 pandemic and global macroeconomic conditions; the willingness of patients to pay the price difference for our products compared to a standard cataract procedure covered by Medicare or other insurance; our ability to grow our U.S. sales and marketing organization or maintain or grow an effective network of international distributors; our future capital needs and our ability to raise additional funds on acceptable terms, or at all; the impact to our business, financial condition and results of operations as a result of a material disruption to the supply or manufacture of our systems or necessary component parts for such system or material inflationary pressures affecting pricing of component parts; our ability to compete against competitors that have longer operating histories, more established products and greater resources than we do; our ability to address the numerous risks associated with marketing, selling and leasing our products in markets outside the United States; the impact to our business, financial condition and results of operations as a result of exposure to the credit risk of our customers; our ability to accurately forecast customer demand and our inventory levels; the impact to our business, financial condition and results of operations if we are unable to secure adequate coverage or reimbursement by government or other third-party payors for procedures using our ALLY System or our other future products, or changes in such coverage or reimbursement; the impact to our business, financial condition and results of operations of product liability suits brought against us; risks related to government regulation applicable to our products and operations; risks related to our intellectual property and other intellectual property matters; and the other important factors that are disclosed under the heading “Risk Factors” contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 filed with the Securities and Exchange Commission (“SEC”), as such factors may be updated from time to time in its other filings with the SEC, including the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2023, to be filed with the SEC, each accessible on the SEC’s website at www.sec.gov and the Investor Relations section of the Company’s website at https://ir.lensar.com.

All forward-looking statements are expressly qualified in their entirety by such factors. Except as required by law, the Company undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. These forward-looking statements should not be relied upon as representing LENSAR’s views as of any date subsequent to the date of this press release.

Contacts:	Lee Roth / Cameron Radinovic
Thomas R. Staab, II, CFO	Burns McClellan for LENSAR
ir.contact@lensar.com	lroth@burnsmc.com / cradinovic@burnsmc.com

Non-GAAP Financial Measures

The Company prepares and analyzes operating and financial data and non-GAAP measures to assess the performance of its business, make strategic and offering decisions and build its financial projections. The key non-GAAP measures it uses are EBITDA and Adjusted EBITDA.

EBITDA is defined as net loss before interest expense, interest income, income tax expense, depreciation and amortization expenses. EBITDA is a non-GAAP financial measure. EBITDA is specifically disclosed because the Company believes that EBITDA provides meaningful supplemental information for investors regarding the performance of its business and facilitates a meaningful evaluation of actual results on a comparable basis with historical results. Adjusted EBITDA is also a non-GAAP financial measure. The Company believes Adjusted EBITDA, which excludes stock-based compensation expense, provides meaningful supplemental information for investors when evaluating its results and comparing it to peer companies as stock-based compensation expense is a significant non-cash charge due to the recapitalization of the Company. It uses these non-GAAP financial measures in order to have comparable financial results to analyze changes in its underlying business from quarter to quarter. However, there are a number of limitations related to the use of non-GAAP measures and their nearest GAAP equivalents. For example, other companies may calculate non-GAAP measures differently, or may use other measures to calculate their financial performance and, therefore, any non-GAAP measures it use may not be directly comparable to similarly titled measures of other companies. Investors should not consider the Company’s non-GAAP financial measures in isolation or as a substitute for an analysis of the Company’s results as reported under GAAP.

A reconciliation of EBITDA and Adjusted EBITDA to their most comparable GAAP financial measure are set forth below.

	Three Months Ended March 31,
(Dollars in thousands)	2023	2022
Net loss	$ (4,272)	$ (6,674)
Less: Interest income	(89)	(9)
Add: Depreciation expense	578	541
Add: Amortization expense	276	309
EBITDA	(3,507)	(5,833)
Add: Stock-based compensation expense	1,726	1,607
Adjusted EBITDA	$ (1,781)	$ (4,226)

LENSAR, Inc.

STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

	Three Months Ended March 31,
	2023	2022
Revenue
Product	$ 5,658	$ 6,969
Lease	1,629	1,399
Service	965	972
Total revenue	8,252	9,340
Cost of revenue (exclusive of amortization)
Product	2,299	2,694
Lease	494	474
Service	1,139	1,480
Total cost of revenue	3,932	4,648
Operating expenses
Selling, general and administrative expenses	6,755	6,278
Research and development expenses	1,650	4,788
Amortization of intangible assets	276	309
Operating loss	(4,361)	(6,683)
Other income
Other income, net	89	9
Net loss	$ (4,272)	$ (6,674)
Net loss per share:
Basic and diluted	$ (0.40)	$ (0.67)
Weighted-average number of shares used in calculation of net loss per share:
Basic and diluted	10,716	9,967

LENSAR, Inc.

BALANCE SHEETS
(In thousands, except per share amounts)

	March 31, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$ 7,970	$ 14,674
Accounts receivable, net of allowance of $43 and $56, respectively	4,660	6,040
Notes receivable, net of allowance of $4 and $4, respectively	203	200
Inventories	15,668	11,740
Prepaid and other current assets	1,474	1,062
Total current assets	29,975	33,716
Property and equipment, net	520	563
Equipment under lease, net	6,248	6,316
Notes and other receivables, long-term, net of allowance of $16 and $9, respectively	768	442
Intangible assets, net	11,845	12,122
Other assets	2,605	2,685
Total assets	$ 51,961	$ 55,844
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$ 4,923	$ 5,422
Accrued liabilities	3,493	4,700
Deferred revenue	1,032	768
Operating lease liabilities	544	531
Total current liabilities	9,992	11,421
Long-term operating lease liabilities	2,171	2,272
Other long-term liabilities	360	167
Total liabilities	12,523	13,860
Stockholders’ equity:
Preferred stock, par value $0.01 per share, 10,000 shares authorized at March 31, 2023 and December 31, 2022; no shares issued and outstanding at March 31, 2023 and December 31, 2022	—	—
Common stock, par value $0.01 per share, 150,000 shares authorized at March 31, 2023 and December 31, 2022; 11,103 and 11,093 shares issued and outstanding at March 31, 2023 and December 31, 2022, respectively	111	111
Additional paid-in capital	141,107	139,381
Accumulated deficit	(101,780)	(97,508)
Total stockholders’ equity	39,438	41,984
Total liabilities and stockholders’ equity	$ 51,961	$ 55,844